Colmena Corp.
                      A publicly held Delaware corporation
                              (Stock Symbol "CLME")
                               www.colmenacorp.com

Anthony Q. Joffe
President & Chief Executive Officer

Anthony Q. Joffe
Chairman of the Board

Vanessa H. Lindsey
Vice President, Secretary, & Chief Administrative Officer

Anthony Q. Joffe; Lawrence R. Van Etten;
Vanessa H. Lindsey; Robert S. Gigliotti
Board of Directors
                                   101 SW 11th Avenue, Boca Raton, Florida 33486
                                                        Telephone (561) 392-6010
                                                      e-mail joffe@bellsouth.net

                                February 6, 2004

Board of Directors
Colmena Corp.
101 SW 11th Avenue
Boca Raton, FL 33486

                           Re: Audit Committee Report

Ladies and Gentlemen:

     Pursuant to the requirements of Regulation S-B (Reg.ss.228.306), the undersigned members of the Audit Committee for Colmena Corp. ("Committee") certify as follows:

         (1) The Committee has reviewed and discussed with management the audited financial statements for the year ended September 30, 2003;

         (2) The Committee has discussed with the independent auditors the matters required to be discussed by SAS 61, as may be modified or supplemented;

         (3) The Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independent Discussions with Audit Committees), as may be modified or supplemented, and has discussed with the independent accountants the independent accounts' independence; and

         (4) Based on the review and discussion referred to in paragraphs (1) through (3) above, the Committee recommends to the Board of Directors that the audited financial statements for the year ended September 30, 2003, be included in Colmena Corp.'s Annual Report on Form 10-KSB (17 CFR 249.310b) for filing with the Securities and Exchange Commission.


                                Very truly yours,

                          Colmena Corp. Audit Committee

                            /s/ Robert S. Gigliotti

                               Robert S. Gigliotti
                               Committee Chairman

                           /s/ Lawrence R. Van Etten

                              Lawrence R. Van Etten
                                Committee Member